                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 1998, included in the Annual Report on Form 10-K of ITEQ, Inc. (the "Company") for the year ended December 31, 1997, and to all references to our Firm included in this registration statement on Form S-3 for the registration of 742,039 shares of the common stock, par value $.001 per share, of the Company.



ARTHUR ANDERSEN LLP

/S/ ARTHUR ANDERSEN LLP



Houston, Texas
August 18, 1998